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                                                                    Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3) No. 333-124231 and related Prospectus of Anadys Pharmaceuticals, Inc. for the registration of up to $75 million of its common stock and to the incorporation by reference therein of our report dated February 9, 2005, with respect to the consolidated financial statements included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

                                            /s/ Ernst & Young LLP

San Diego, California
May 6, 2005